EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT

                 This Employment Agreement (the "Agreement") is entered into as of February 16, 1997 by and between Acute Therapeutics, Inc. a Delaware corporation (the "Company"), and Huei Tsai, Ph.D. ("Executive").

                 WHEREAS,   the  Company  and  the  Executive desire that  the
Executive be employed by the Company and that the terms and conditions of such employment be defined;

                  NOW, THEREFORE, in consideration of the employment of the Executive by the Company, the Company and Executive agree as follows:

                  1. Term of the Agreement. The Company shall employ Executive and Executive shall accept employment for a period of three (3) years commencing on February 16, 1997 (the "Commencement Date") and continuing until February 15, 2000 (the "Employment Period") subject, however, to prior termination as hereinafter provided in Section 6.

                         2.  Executive's  Duties and  Obligations.

                         a. Duties.  Executive  shall serve as Vice President of
Biometrics. Executive shall be responsible for assistance and design, execution, analysis and quality of clinical data.

                         b. Location of Employment . Executive's principal place
of business shall be at Company's office located at 3359 Durham Road, Doylestown, Pennsylvania 18901.

                         c.  Proprietary  Information and Inventions  Agreement.
Upon commencement of employment with the Company, Executive shall execute the Company's standard form of Intellectual Property and Confidential Information Agreement (the "Confidentiality Agreement") a copy of which is attached to this Agreement as Exhibit A.

                3. Devotion of Time to Company's Business

                         a. Full-Time  Efforts.  During his employment  with the
Company, Executive shall devote substantially all of his business time, attention and efforts to the high quality performance of his duties to the Company.

                         b. No Other Employment.  During his employment with the
Company, Executive shall not, whether directly or indirectly, render any services of a commercial or professional nature to any other person or organization, whether for compensation or otherwise, without the prior written consent of the Company's Executive Committee or Board of Directors.

                         c. Non-Competition  During Employment.  During the term
of this Agreement, and for eighteen months after its termination, Executive shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal , partner, stockholder, corporate officer, director, or in any other individual or representative capacity (i) compete with Acute Therapeutics, Inc. in the business or research areas of surfactant replacement therapy and other areas which Acute Therapeutics, Inc. may enter while he remains employed, or (ii)
 directly or indirectly solicit or employ any employees of the Company.

                  4. Compensation and Benefits.

                         a. Base   Compensation.   During   the  term  of  this
Agreement, the Company, shall pay to Executive base annual compensation of One Hundred Forty thousand dollars ($140,000), less all required withholdings.

                         b. Benefits.  During his  employment  with the Company,
the Company shall provide reasonable disability benefits to Executive while Executive is a full-time employee of the Company. In addition, the Company will provide to Executive term life insurance on behalf of Executive's beneficiaries in the amount of Executive's annual salary for the term of this Agreement. Executive shall receive an annual payment of $5,000 per year for the length of this Agreement in lieu of receiving any health care and dental benefits.

                         c. Stock Option.  The Board of Directors of the Company
has granted to Executive, on the date hereof, an incentive stock option to purchase 16,000 shares of Common Stock, $.001 par value of the Company, at an exercise price of $0.32 per share, pursuant to the terms of the Notice of Grant of Stock Option attached hereto as Exhibit B.

                         d. Incentive Bonus. Executive shall be eligible for an
incentive bonus at the discretion of the Chief Executive Officer of the Company.

               5. Termination of Employment

                         a.  Termination  for  Good  Cause. The  Company  may
terminate Executive's employment at any time for "Good Cause," as herein defined. For the purposes of this Agreement, "Good Cause" includes, but is not limited to, gross misconduct, gross neglect of duties, acts involving moral turpitude, material breach by Executive of this Agreement or the Confidentiality
Agreement  or  any  act  or  omission   involving   fraud,   embezzlement,   or
misappropriation of any property or proprietary information of the Company by Executive which is not cured by Executive within fifteen (15) days after receipt of written notice from the Company.

                         b. Termination without Good Cause. If
 Executive's employment is terminated by the Company without Good Cause, the following provisions shall apply:

                         i)   Executive   shall  be   entitled   to  any  unpaid
compensation accrued through the last day of Executive's employment;

                         ii) Executive  shall be entitled to receive  severance
payments equal to his base compensation, payable on normal Company payroll dates, for a six month period, subject to setoff for other employment or consulting income received by Executive.

                         c. Death or Disability.  This Agreement shall terminate
if Executive dies or is mentally or physically "Disabled" as herein defined. For the purposes of this

 Agreement, "Disabled" shall mean a mental or physical condition that renders Executive incapable of performing his duties and obligations under this Agreement for three (3) or more consecutive months or for a total of six (6) months during any twelve (12) consecutive months; provided, that during such period the Company shall give Executive at least thirty (30) days' written notice that it considers the time period for disability to be running. If this Agreement is terminated under this paragraph 5.d., Executive or his estate shall be entitled to any unpaid compensation accrued through the last day of Executive's employment but shall not be entitled to any severance benefits.

 6.      Miscellaneous

                         a. Governing Law. This Agreement  shall be interpreted,
construed, governed and enforced according to the laws of the State of New York.

                         b.  Amendments.  No  amendment or  modification  of the
terms or conditions of this Agreement shall be valid unless in writing and signed by the parties hereto.

                         c.  Severability.  If one or more  provisions  of this
Agreement are held to be unenforceable under applicable law, such provision shall be construed, if possible, so as to be enforceable under applicable law, else, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                         d.  Successors and Assigns.  The rights and obligations
of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. Executive shall not be entitled to assign any of his rights or obligations under this agreement.

                         e.  Notices.  All notices  required or  permitted
under this Agreement shall be in writing and shall be deemed effective upon personal delivery or two days after deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown below such party's signature, or at such other address or addresses as either party shall designate to the other in accordance with this paragraph 6.e.

                         f. Entire  Agreement.  This  Agreement,  including  the
exhibits attached hereto, constitutes the entire agreement between the parties with respect to the employment of Executive.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

                                          ACUTE THERAPEUTICS, INC .

                                          By:     Robert Capetola, Ph. D.
                                            Its: President



                                     Address:  3359 Durham Road
                                               Doylestown, Pennsylvania 18901

                                            EXECUTIVE:


                                                Huei Tsai Ph.D.

                                                 Address:  53 Worths Mill Lane
                                                  Princeton, NJ 08540
                                       7